Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-265010, 333-230383), Form S-8 (Nos. 333-264086, 333-256617, 333-172206, 333-180363, 333-187204, 333-202325, 333-209904, 333-215555, 333-219667, 333-222561, 333-229214, 333-232441, 333-239810) and Form S-8/S-3 (No.333-194084) of Standard BioTools Inc. of our report dated March 13, 2023, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 14, 2023